SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 14, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
On February 14, 2008, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter ended December 31, 2007, and providing selected updates concerning the Company’s efforts to gain approval of its New Drug Application (NDA) for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. In November 2007, the U.S. Food and Drug Administration (FDA) accepted Discovery Labs’ Complete Response to the April 2006 Approvable Letter for Surfaxin® (lucinactant), for the prevention of RDS in premature infants. The FDA has established May 1, 2008 as its target date to complete its review of the Surfaxin NDA. The Company also provided updates regarding the Phase 2 clinical trial for Surfaxin in children up to the age of two with Acute Respiratory Failure (ARF). The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.     Other Events.

On February 14, 2008, the Company held a conference call to discuss the financial results for the fourth quarter ended December 31, 2007. On the call, the Company provided an estimate of the anticipated loss for the first quarter of 2008 of $13.0 - $14.0 million, which includes certain non-cash charges, such as charges associated with stock-based compensation in accordance with Financial Accounting Standards No. 123R. The Company anticipates aggregate cash outflows from operating and investing activities for the first fiscal quarter of 2008 of approximately $12 million, representing an increase of approximately $2.5 - $3.0 million from the guidance provided for the fourth quarter of 2007. The anticipated increase in cash outflows is expected to be used primarily to advance the development of Aerosurf™, the Company’s proprietary aerosolized SRT (Surfactant Replacement Therapies) for the prevention and treatment of infants at risk for respiratory failure, and establish its own U.S. commercial sales and marketing organization specialized in neonatal and pediatric indications.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 14, 2008

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D. Title: President and Chief Executive Officer
Date: February 14, 2008